UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA  98101-1693
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

      On December 12, 2012, the Federal Home Loan Bank of Seattle (the “Seattle Bank”) announced the election of David F. Wilson to serve as an independent director on its Board of Directors (the "Board") effective January 1, 2013. Mr. Wilson, whose current term as an independent director is expiring on December 31, 2012, will continue to serve as an independent director, assuming the seat vacated by retiring director Jack T. Riggs, M.D. The term of Dr. Riggs expires on December 31, 2014. The Board is composed of member and independent directors, as discussed in the Seattle Bank's Form 8-K filed on November 15, 2012, and in "Part III. Item 10. Directors, Executive Officers and Corporate Governance" in the Seattle Bank's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 22, 2012.

David F. Wilson has served as an independent director of the Seattle Bank since 2007. Mr. Wilson has served as chairman of Idaho Housing and Finance Association ("IHFA") since 2009 and as an IHFA commissioner since 1995. He has served as chief executive officer of Wilson Construction LLC, a residential and commercial construction company in Ketchum, Idaho, since 1977. Mr. Wilson is also an active member of the National Association of Home Builders ("NAHB") and served as the organization's president in 2005. Currently, he is an NAHB senior life director and chairman of the Home Building Industry Disaster Relief Fund. Mr. Wilson's experience in representing the community interests in housing supports his qualifications to serve as an independent director of the Seattle Bank.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: December 12, 2012	By: /s/ Michael L. Wilson
President and Chief Executive Officer